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                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Intelligent Systems Corporation of our report dated February 7, 1997, with respect to the consolidated financial statements of PaySys International, Inc. and Subsidiaries for the years ended December 31, 1996 and 1995 included in the Form 10-K of Intelligent Systems Corporation for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                Ernst & Young LLP


July 23, 1997